UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

HI-SHEAR TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12810	22-2535743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24225 Garnier Street, Torrance, CA 90505-5355

(Address of principal executive offices)

(310)- 784-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2009, Hi-Shear Technology Corporation, a Delaware corporation (“Hi-Shear” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chemring Group PLC, a company organized under the laws of England and Wales (“Chemring” or “Parent”) and Parkway Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.  As of the effective time of the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company (“Common Stock”) will be cancelled and converted into the right to receive an amount in cash equal to $19.18 per share, subject to the terms and conditions set forth in the Merger Agreement.  Parent will fund the aggregate cash consideration by utilizing a credit facility with Lloyds Banking Group plc.

Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger Agreement and the transaction contemplated therein by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions.

The Company has made various representations and warranties and agreed to certain covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the effective time of the Merger, public disclosures and other matters.

The Merger Agreement contains certain termination rights for both the Company and Parent.  The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee of $4 million.

The Merger Agreement has been approved by the Board of Directors of the Company, based, in part, upon the recommendation of a special committee of the Board that was established to consider strategic alternatives, and the Board has resolved to recommend that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated therein.  The Company’s President, Chief Executive Officer and Chairman, George W. Trahan, has entered into a Stockholder Agreement with Parent and Merger Sub whereby he granted an irrevocable proxy to Parent to vote certain shares of Common Stock in favor of the Merger, subject to the terms and conditions of the Stockholder Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2009, in connection with the Company’s entry into the Merger Agreement, Mr. Trahan entered into an amendment (the “Amendment”) to his Employment Agreement with the Company dated as of February 28, 2009 (the “Employment Agreement”).  Pursuant to the Amendment, Mr. Trahan will no longer be entitled to severance or continuing benefits under his Employment Agreement in the event that he is terminated, regardless of the reason for termination.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01 Other Events.

On September 16, 2009, the Company issued a press release relating to the proposed Merger with Chemring.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

These filings contain forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) the satisfaction of closing conditions, including the receipt of Hi-Shear’s stockholder approval and regulatory approvals, in connection with the proposed transaction;  (iii) fluctuations in Hi-Shear’s operating results and risks associated with trading of Hi-Shear’s stock; (iv) war or acts of terrorism; (v) the ability to attract and retain highly qualified employees; (vi) changes in government laws and regulations; and (vii) other one-time events and other important factors disclosed previously and from time to time in Hi-Shear’s filings with the U.S. Securities and Exchange Commission (the “SEC”).  Except as required by law, Hi-Shear disclaims any obligation to update any such forward-looking statements after the date of these filings.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction with Chemring, Hi-Shear intends to file a proxy statement and other relevant documents concerning the transaction with the SEC.  STOCKHOLDERS OF HI-SHEAR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Hi-Shear through the web site maintained by the SEC at www.sec.gov.  Free copies of the proxy statement, when available, and Hi-Shear’s other filings with the SEC also may be obtained on Hi-Shear’s website at www.hstc.com or by directing a request to Investor Relations at (310) 784-7821.

Hi-Shear, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Hi-Shear’s stockholders at Hi-Shear’s upcoming Special Meeting of Stockholders with respect to the transaction with Chemring.  Information regarding Hi-Shear’s directors and executive officers is contained in Hi-Shear’s definitive proxy statement filed with the SEC on September 9, 2009 for its 2009 Annual Meeting of Stockholders.  As of September 15, 2009, Hi-Shear’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) in the aggregate approximately 2,489,140 shares, or 36.4%, of Hi-Shear’s common stock.  Additional information regarding the interests of such participants will be included in the proxy statement relating to the upcoming Special Meeting of Stockholders that will be filed with the SEC and available free of charge as indicated above.  You can obtain free copies of these documents as set forth above.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 16, 2009, by and among Hi-Shear Technology Corporation, Chemring Group PLC, and Parkway Merger Sub, Inc.

10.1	First Amendment to Employment Agreement, dated as of September 16, 2009, by and between Hi-Shear Technology Corporation and George W. Trahan.

99.1	Press release, dated as of September 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Shear Technology Corporation

Date: September 16, 2009	By:	/s/ George W. Trahan
George W. Trahan
President, Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 16, 2009, by and among Hi-Shear Technology Corporation, Chemring Group PLC, and Parkway Merger Sub, Inc.

10.1	First Amendment to Employment Agreement, dated as of September 16, 2009, by and between Hi-Shear Technology Corporation and George W. Trahan.

99.1	Press release, dated as of September 16, 2009.